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                                                                   EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT
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          THIS AGREEMENT, entered into as of the 15/th/ day of November, 1990, by and between RICHARD G. THAU (the "Employee") and QUALIX GROUP, INC., a
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Delaware corporation (the "Company"),

                              W I T N E S S E T H:

          Whereas the Company wishes to employ Employee as its President and
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Chief Executive Officer and Employee wishes to accept such employment upon the terms and conditions set forth below:

          Now, therefore, in consideration of the mutual covenants herein contained, the parties agree as follows:

          1.  Terms of Employment.
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              (a) Termination at Will.  The Company may terminate the Employee's
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employment for any reason upon 30 days' advance written notice. The Employee may terminate his employment at any time for any reason upon 30 days' advance written notice.

              (b) Termination for Cause. The Company may terminate the
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Employee's employment at any time for Cause by giving written notice. "Cause"
shall mean (i) a willful failure by the Employee to substantially perform his duties hereunder, other than as a result of Employee's complete or partial incapacity due to physical or mental illness or impairment, or (ii) a willful act by the Employee which constitutes gross misconduct and which is materially injurious to the Company. No act, or failure to act, by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

              (c) Termination for Disability or Mental Incompetence. The Company
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may terminate the Employee's employment for Disability or Mental Incompetence by giving the Employee not less than 30 days' advance written notice. "Disability" shall mean that the Employee, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than six consecutive months as the result of a sickness or an injury, as determined by the Board of Directors in its reasonable discretion. "Mental Incompetence" shall mean that the Employee has been judicially determined to be of unsound mind. The notice of termination shall specify the nature of the Disability. If the
Employee resumes the performance of his duties hereunder on a full-time basis before the termination of his employment under this subsection (c) becomes effective, the notice of termination shall automatically be deemed to have been revoked.
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          2.  Duties and Scope of Employment.
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              (a) Position. The Company agrees to employ the Employee in San
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Mateo County or Santa Clara County, California, as its President and Chief
Executive Officer. The Employee shall have the authority and responsibilities customarily granted to a chief executive officer.

              (b) Obligations. Employee shall devote his full business efforts
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and time to the Company and its affiliates and shall not render services to any other person or entity without the consent of the Company's Board of Directors. However, the Employee may (i) serve on the boards of directors of not-for-profit entities and trade groups, (ii) serve on the boards of directors of such other corporations as the Company's Board of Directors may approve from time to time,
(iii) engage in other civic, charitable, non-profit or religious activities and
(iv) devote a reasonable amount of time to private investments which do not interfere or conflict with his responsibilities to the Company.

          3.  Compensation.
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              (a) Base Salary. The Company agrees to pay the Employee a base
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salary at an annual rate of $120,000, or at such higher rate as the parties hereto may determine by mutual agreement. (The base salary specified in this Section 3, together with any increases in such salary which the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.") The Employee's Base Compensation, Bonus and Draw (as such terms are hereinafter defined) shall be subject to required withholding taxes.

              (b) Annual Merit Bonus. Employee shall also be entitled to receive
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an annual merit bonus ("Bonus") as determined by the Board of Directors at its sole discretion. The Bonus for the first year of operations (1/1/91 to 12/31/91) will be based on Company's revenues during that period ("Revenues"). If actual Revenues equal $3,000,000, Employee shall receive a Bonus of $36,000. If actual Revenues are greater or less than $3,000,000, the Bonus will be increased or decreased, respectively, on a pro rata basis. (For example, if actual Revenues were $4,500,000, the Bonus will be $54,000.)

              (c) Draw. A draw (the "Draw") of $3,000 per month will be paid
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along with the Base Compensation. This amount will be netted against the Bonus earned. If the amount of the Bonus is greater than the cumulative Draw, the difference will be paid by the Company. Any deficit will be forgiven at the end of the Bonus period.

          4.  Employee Benefits and Expenses.
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              (a) Business Expenses. During the term of his employment under
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this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, automobile, entertainment and other business expenses in connection with his duties hereunder.

              (b) Benefits. Employee shall be eligible to participate in all
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employee benefit plans maintained by the Company, subject in each case to the generally applicable terms

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and conditions of any such plan. Without limiting the foregoing, the Employee shall be entitled to receive the following benefits:

                   (i) Comprehensive medical and dental insurance, fully paid by the Company with customary and reasonable terms and conditions;

                   (ii) Term life insurance, fully paid by the Company, in an amount at least equal to three times Employee's annual Base Compensation;

                   (iii) Disability insurance, fully paid by the Company, with customary and reasonable terms and conditions, including coverage for partial or complete disability for the remainder of Employee's life; said coverage shall provide for payments in the event of such disability of at least 80% of the Employee's Base Compensation at the time of disability, thereafter adjusted for inflation (or such lesser percentage of Employee's Base Compensation as shall be the maximum percentage obtainable under conventional disability insurance policies); and

                   (iv) At least 15 days of paid vacation per year, which may not be accrued if not taken.

          5.  Severance Payment.  If the Company terminates the Employee's
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employment for any reason other than Cause, Disability or Mental Incompetence or if the Employee terminates his employment for Good Reason (as defined below), the Employee shall be entitled to receive a severance payment from the Company (the "Severance Payment") equal to 50% of the Employee's annual rate of Base Compensation, as then in effect, payable in a lump sum or in six equal monthly installments, as determined by the Company and the Employee. "Good Reason" shall mean (i) a demotion without cause, (ii) a material reduction in responsibility or authority without cause or (iii) any situation that would materially impair the ability of the Employee to exercise the authority and perform the functions customarily exercised and performed by a chief executive officer.

           6. Miscellaneous Provisions.
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              (a) Delivery of Notice. Notices and all other communications
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contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or by an established courier or when mailed by certified mail, return receipt requested and postage prepaid. Notices mailed to the Employee shall be addressed to him at the home address which he most recently communicated to the Company in writing. Notices mailed to the Company shall be addressed to its corporate headquarters and shall be directed to the attention of its Secretary.

              (b) Waiver. Any modification, waiver or discharge of this
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Agreement must be in writing and signed by the Employee and by the Company. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

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              (c) Assignment and Successors. Any purported assignment or
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delegation of any obligation hereunder by a party hereto without the other party's written consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

              (d) Whole Agreement. This Agreement contains the entire agreement
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and understanding between the Company and Employee with respect to the subject matter hereof and supersedes any prior employment agreement between the Employee and the Company.

              (e) Choice of Law. This Agreement shall be governed by the
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internal laws of the State of California.

              (f) Severability. The invalidity or unenforceability of any
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provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof.

              (g) Arbitration. Any dispute or claim in law or equity, whether
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based on contract or tort or otherwise, relating to or arising out of the employment of the Employee by the Company, other than a claim based on a statute providing an exclusive means of enforcement, shall be settled exclusively by final arbitration in accordance with the labor arbitration rules of the American Arbitration Association in effect at the time the arbitration is initiated.

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          IN WITNESS WHEREOF, each of the parties has executed this Agreement,
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in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                      --------------------------------------
                                      Employee

                                      QUALIX GROUP, INC.

                                      By
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